SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 15, 2000



                            MERCHANTONLINE.COM, INC.
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             (Exact name of registrant as specified in its charter)



          FLORIDA                      0-22607                84-1233073
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(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)        Identification No.)



                         1600 SOUTH DIXIE HIGHWAY
                            BOCA RATON, FLORIDA           33432
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (561) 395-3585


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         (Former name or former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On April 24, 2000, the Company entered into an Agreement and Plan of Reorganization with Innovonics, Inc., a Arizona corporation, and Dereck Clark as representative of the shareholders, pursuant to which Innovonics would merge with a wholly-owned subsidiary of the Company. The merger was completed on May 15, 2000. Pursuant to the agreement, 90.1% of the outstanding shares of Innovonics were exchanged for 8,976,486 shares of the Company's common stock (as adjusted for the 2-for-1 stock split that occurred effective May 8, 2000). An additional 897,649 shares are being held in escrow to cover potential liabilities. The Company also issued an aggregate of 1,023,514 options to purchase common stock in exchange for outstanding Innovonics options. The Company has the right to purchase, and Mr. Clark has the right to require the Company to purchase, the 9.9% still owned by Mr. Clark.

         Simultaneously with the closing, Dereck Clark became a director of the Company.

         The Company also entered into five-year employment agreement with Dereck Clark, pursuant to he will continue to act as President of the Company's Innovonics subsidiary. The agreement provides for an annual salary of $175,000 and an aggregate of 2,000,000 options to purchase common stock with an exercise price of $2.94 per share.

Innovonics was co-founded in 1991 by Mr. Clark. Much of its efforts to date have been devoted to the development of the PC Pay(R) encryption hardware and software product (the "PC Pay(R) system") and to the protection of its intellectual property rights. The PC Pay(R) system provides the means for making secure payments for on-line purchases utilizing a combined swipe/smart card device with a built-in PIN code pad. Substantial effort has been directed over the past five years to developing alliances with key industry players in the on-line financial industry, including major banks and ATM networks. Utility and design patents have been issued or are pending, including a secure PC keyboard version for virus-proof ecommerce authentication. Innovonics is currently pursuing customers through Internet advertising, direct sales, including system integrators and distributors, tradeshows, and through independent software developers that are developing a wide cadre of computer solutions that require the PC Pay device.

The primary current use in pilot projects with major corporations for smart cards is to dispense "cash" electronically in the home via the PC. Innovonics believes that smart cards will become very popular for small Internet-based purchases in within the next two years. The Company already has customers that plan to use the PC Pay technology in major eCommerce projects, kiosks, EBT projects, loyalty projects, wire-transfer projects, medical access control, medical smart card projects, and many government related projects.

Innovonics has already sold developer kits to over 250 major companies around the world regarding such uses. Innovonics is also selling developer kits to many companies that plan to use the product for medical and/or insurance applications by using the capability of the PC Pay device to accept smart cards.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

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         The required audited financial statements of Innovonics, Inc. will be filed within the required time period.

         (b) Pro Forma Financial Information.

         The required pro forma financial statements will be filed with the audited financial statements.

         (c) Exhibits.

2.7 Agreement and Plan of Reorganization dated as of April 24, 2000, by and among MerchantOnline.com, Inc., Innovonics, Inc. and Innovonics Acquisition Corp

2.7.1 Amendment dated May 15, 2000 to Agreement and Plan of Reorganization dated as of April 24, 2000, by and among MerchantOnline.com, Inc., Innovonics, Inc. and Innovonics Acquisition Corp

10.10 Employment Agreement dated May 15, 2000 among MerchantOnline.com, Inc., Innovonics, Inc. and Dereck Clark.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MERCHANTONLINE.COM, INC.

         Date:  May 26, 2000                 By:  /s/ TAREK KIRSCHEN
                                                  -----------------------------
                                                      Tarek Kirschen, President